Exhibit 10.27

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription”) is dated October 1, 2014, by and between the investor identified on the signature page hereto (the “Investor”) and Assembly Biosciences, Inc., a company incorporated and registered in the State of Delaware (the “Company”), whereby the parties agree as follows:

1.           Subscription.

(a)   Investor agrees to buy and the Company agrees to sell and issue to Investor (i) such number of the Company’s shares of common stock (the “Shares”), $0.001 par value per share (the “Common Shares”) as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Common Shares the Investor has agreed to purchase and (y) the purchase price per Common Share set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto. The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of the Common Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Subscription and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Subscriptions”.

(b)   The Common Shares have been registered on a Registration Statement on Form S-3 (Registration No. 333-179259) (the “Registration Statement”). The Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”) and is effective on the date hereof. The prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Subscription is hereinafter called the “Base Prospectus.” Any preliminary form of prospectus which is filed or used prior to filing of the Prospectus (as hereinafter defined) is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Common Shares by the Placement Agent. A final prospectus supplement will be delivered to the Investor as required by law. Such final prospectus supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” The Base Prospectus, as supplemented by the Preliminary Prospectus dated as of September 30, 2014 and the pricing information conveyed orally to the Investor, are collectively referred to as the “Disclosure Package.” The Shares shall be freely tradable on the NASDAQ Capital Market.

(c)   Payment of the Purchase Price for, and delivery by the Company of, the Common Shares shall take place at a closing (the “Closing”), which shall occur no later than three (3) trading days after the date of this Subscription, subject to the satisfaction or waiver of all the conditions to the Closing (the “Company Closing Conditions”) set forth in the Placement Agency Agreement (the “Placement Agreement”) dated October 1, 2014 by and among the Company and the placement agent named therein (the “Placement Agent”).

(d)   At or prior to the Closing and promptly upon the request of the Placement Agent after the satisfaction of the Company Closing Conditions, the manner of settlement of the Common Shares purchased by the Investor shall be as follows (check one):

[____] A.	The Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to following account designated by the Company and the Placement Agent:

Account Name: Assembly Biosciences, Inc.

Account Number: 03-5572-5

Bank Name: IDP Bank

Bank Address: 511 5th Ave., New York, NY 10017

ABA Number: 026009768

Contact: Tanya Harrington

Telephone: 212-551-8194

The Placement Agent shall have no rights in or to any of such funds, unless the Placement Agent is notified in writing by the Company in connection with the Closing that a portion of such funds shall be applied to the Placement Fee.

The Investor shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

At the Closing, upon receipt of the Purchase Price, the Company shall cause the Common Shares to be delivered to the Investor, with the delivery of the Common Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions”.

— OR —

[____] B.	Delivery versus payment (“DVP”) through DTC (i.e., at Closing, the Company shall deliver the Common Shares registered in the Investor’s name and address as set forth below and released by VStock Transfer, LLC to the Investor through DTC at the Closing directly to the account(s) at the Placement Agent identified by the Investor; upon receipt of such Common Shares, the Placement Agent shall promptly electronically deliver such Common Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company). No later than one (1) business day after the execution of this Subscription by the Investor and the Company, the Investor shall:

(i) notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Common Shares being purchased by such Investor, and

(ii) confirm that the account or accounts at the Placement Agent to be credited with the Common Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Common Shares being purchased by the Investor.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE COMMON SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE COMMON SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER, AT THE COMPANY’S DISCRETION.

2.            Company Representations and Warranties.

(a)   The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (x) the Company’s Amended and Restated Certificate of Incorporation or other governing documents, or (y) any material agreement to which the Company is a party or by which any of its property or assets is bound; (iv) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (v) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) the Disclosure Package as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vii) all preemptive rights or rights of first refusal held by shareholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such shareholders conferring such rights.

(b)   The Placement Agreement contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third-party beneficiary thereof. The Company hereby incorporates such representations, warranties, covenants and agreements herein, as if made on (i) the date hereof and (ii) the date of the Closing. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Report on Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in Common Shares of the Company. After the time that the transactions contemplated by this Subscription are first publicly announced, the Investor shall have no duty of confidentiality if the Company has disclosed any material, non-public information to the Investor.

3.            Investor Representations, Warranties and Acknowledgments.

(a)   The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s articles of incorporation or bylaws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the Disclosure Package, the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the information contained or incorporated by reference in the Disclosure Package; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in Common Shares representing an investment decision like that involved in the purchase of the Common Shares; (vii) the Investor has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company; (viii), except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (ix) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Common Shares, acquired, or obtained the right to acquire, 20% or more of the Common Shares (or Common Shares convertible into or exercisable for Common Shares) or the voting power of the Company on a post-transaction basis.

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(b)   The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any purchase or sale in Common Shares of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Common Shares Exchange Act of 1934 (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.            Investor Covenant Regarding Short Sales and Confidentiality.

(a)   The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in Common Shares of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Current Report on Form 8-K. The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Current Report on Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(b)   The Company and the Investor agree that the Company shall (a) no later than 9:00 am New York City time on the business day immediately following the date hereof, issue a press release announcing the material terms and conditions of the offering and (b) on the business day immediately following the date hereof, file a Current Report on Form 8-K with the Commission including, but not limited to, a form of this Agreement as an exhibit thereto. From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors. The Company shall not provide the Investor with any material, non-public information following the issuance of the press release. The Company shall not identify any Investor by name in any press release without such Investor’s prior written consent.

5.            Miscellaneous.

(a)   This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.  This Subscription may be modified only in writing signed by the parties hereto.

(b)   This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile.

(c)   The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d)   All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:  as set forth on the signature page hereto.

To the Investor:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e)   This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement or protection of any of its rights under this Subscription.

(f)   The Placement Agent shall be an express third-party beneficiary to each representation and warranty delivered by the Investor pursuant to this Subscription, and shall be entitled to rely thereon.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

ASSEMBLY BIOSCIENCES, INC.

By:
Name:
Title: Address for Notice: 99 Hudson Street, 5th Floor New York, New York 10013 Attention: David J. Barrett, CFO Facsimile No.: 646-224-8199

[Issuer’s Signature Page to Subscription Agreement]

INVESTOR: ____________________________

By:
Name:
Title:

Number of Shares:_________________________

Purchase Price per Share: $8.04
Aggregate Purchase Price: $_________________

DWAC Instructions:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

[Investor’s Signature Page to Subscription Agreement]